Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com
Media Contact:	Patrick Rich/Crocs, Inc.
(303) 848-7000
prich@crocs.com

Crocs, Inc. Reports Second Quarter 2016 Financial Results

NIWOT, COLORADO — August 3, 2016 — Crocs, Inc. (NASDAQ: CROX) today reported financial results for the three months ended June 30, 2016.

Second Quarter Highlights:

• Revenue decreased 6.3% to $323.8 million compared to the three months ended June 30, 2015. On a constant currency basis, revenue decreased 6.2%.

• Net income attributable to common stockholders on a GAAP basis increased 21.1% to $11.7 million or $0.13 per diluted share, compared to the three months ended June 30, 2015.

Gregg Ribatt, Chief Executive Officer, said: “Despite a decline in our revenue, I am encouraged by our strategic progress which has enabled us to help mitigate the top-line pressure on profitability by delivering better than expected gross margins and managing expenses while reducing inventories. The global retail environment became more challenging as the second quarter progressed. This impacted our wholesale reorder opportunities and contributed to our sales shortfall relative to expectations. These headwinds were partially offset by a 2.9% increase in global direct-to-consumer comparable store sales, which is a positive indication that consumers are responding favorably to our new product line and enhanced marketing efforts. We remain confident that we have successfully repositioned the business and built the platform to provide sustained growth and profitability over the long-term.”

Second Quarter Operating Results

In the second quarter of 2016, the company reported GAAP net income attributable to common stockholders of $11.7 million or $0.13 per diluted share, compared with net income attributable to common stockholders of $9.7 million or $0.11 per diluted share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded net charges of $0.3 million unrelated to our core business in the three months ended June 30, 2016, compared with $17.6 million in the three months ended June 30, 2015. Excluding these items, the company reported on a comparable basis, non-GAAP adjusted net income attributable to common shareholders of $12.0 million in the three months ended June 30, 2016, versus non-GAAP adjusted net income attributable to common shareholders of $27.3 million in the three months ended June 30, 2015.

For the three months ended June 30, 2016, the company had 73.4 million weighted average common shares outstanding and 74.2 million diluted shares outstanding. The company did not repurchase any shares during the three months ended June 30, 2016.

Balance Sheet

Cash and cash equivalents as of June 30, 2016 were $146.7 million compared with $143.3 million as of December 31, 2015. Inventory was $169.9 million as of June 30, 2016 compared to $168.2 million as of December 31, 2015.

Financial Outlook

The company expects third quarter 2016 revenue in the $245.0 to $255.0 million range compared to $274.1 million in the third quarter 2015. For the full year the company expects revenue to be down low single digits compared to the year ended December 31, 2015. This guidance reflects the more cautious retail environment and the slower turnaround in China.

Conference Call Information

A teleconference call to discuss second quarter 2016 results is scheduled for today, Wednesday, August 3, 2016, at 8:30 am EDT. The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 43001502. The call also will be streamed on the Crocs website, www.crocs.com. An audio recording of the conference call will be available at www.crocs.com through August 3, 2017.

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women, and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 65 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of August 3, 2016. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$323,828	$345,671	$602,968	$607,864
Cost of sales	154,188	155,801	303,962	290,624
Gross profit	169,640	189,870	299,006	317,240
Selling, general and administrative expenses	148,463	168,636	263,393	294,705
Asset impairment charges	572	2,075	765	2,075
Restructuring charges	—	2,810	—	6,473
Income from operations	20,605	16,349	34,848	13,987
Foreign currency transaction gain (loss), net	(1,700)	(217)	(2,947)	277
Interest income	164	196	380	484
Interest expense	(234)	(260)	(477)	(479)
Other expense, net	(189)	(80)	(107)	(411)
Income before income taxes	18,646	15,988	31,697	13,858
Income tax expense	(3,109)	(2,562)	(6,014)	(2,857)
Net income	$15,537	$13,426	$25,683	$11,001

Dividends on Series A convertible preferred stock	$(3,000)	$(3,000)	$(6,000)	$(5,833)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(802)	(736)	(1,587)	(1,457)
Net income attributable to common stockholders	$11,735	$9,690	$18,096	$3,711
Net income per common share:
Basic	$0.13	$0.11	$0.21	$0.04
Diluted	$0.13	$0.11	$0.20	$0.04

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present “Non-GAAP selling, general, and administrative expenses”, “Non-GAAP cost of sales”, and “Non-GAAP adjusted net income attributable to common stockholders”, which are non-GAAP financial measures. Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Selling, general and administrative expenses reconciliation:
U.S. GAAP selling, general and administrative expenses	$148,463	$168,636	$263,393	$294,705
Reorganization charges (1)	(274)	(2,154)	(458)	(3,553)
Customs audit settlements (2)	—	—	(354)	—
Improper disbursements (3)	—	(5,022)	—	(5,022)
ERP implementation (4)	—	(2,739)	—	(8,387)
Legal settlements (5)	—	(1,801)	—	(1,801)
Total selling, general and administrative adjustments	(274)	(11,716)	(812)	(18,763)
Non-GAAP selling, general and administrative expenses	$148,189	$156,920	$262,581	$275,942

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Cost of sales reconciliation:
U.S. GAAP cost of sales	$154,188	$155,801	$303,962	$290,624
Favorable settlement of customs audit (6)	—	—	650	—
Statutory audits (7)	—	(1,000)	—	(1,000)
Non-GAAP cost of sales	$154,188	$154,801	$304,612	$289,624

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to common stockholders reconciliation:
U.S. GAAP net income attributable to common stockholders	$11,735	$9,690	$18,096	$3,711
Reorganization charges (1)	274	2,154	458	3,553
Favorable settlement of customs audit (6)	—	—	(650)	—
Customs audit settlements (2)	—	—	354	—
Improper disbursements (3)	—	5,022	—	5,022
Restructuring charges (8)	—	2,810	—	6,473
ERP implementation (4)	—	2,739	—	8,387
Asset impairment charges (9)	—	2,075	—	2,075
Legal settlements (5)	—	1,801	—	1,801
Statutory audits (7)	—	1,000	—	1,000
Total adjustments	274	17,601	162	28,311
Non-GAAP adjusted net income attributable to common stockholders	$12,009	$27,291	$18,258	$32,022

(1) Relates to severance expenses, bonuses, store closure costs, consulting fees and other expenses related to recent reorganization activities and our investment agreement with Blackstone.

(2) Represents penalties and fees related to the settlement of customs audits.

(3) Represents legal expenses and other expenses for matters surrounding disbursements to invalid vendors that occurred in 2015.

(4) Represents operating expenses incurred in 2015 related to the implementation of the new ERP system.

(5) Relates primarily to legal expenses for matters surrounding California wage settlements that occurred in 2015.

(6) Represents the release of the reserve due to favorable settlement terms of customs audits.

(7) Represents expenses incurred related to statutory audits.

(8) Relates to bonuses, consulting fees, and other expenses related to recent restructuring activities that concluded in December 2015.

(9) Represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific and Europe segments.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except number of shares)

	June 30, 2016	December 31, 2015
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$146,662	$143,341
Accounts receivable, net of allowances of $55,953 and $49,364, respectively	134,155	83,616
Inventories	169,853	168,192
Income tax receivable	10,184	10,233
Other receivables	21,266	14,233
Prepaid expenses and other assets	31,270	26,334
Total current assets	513,390	445,949
Property and equipment, net	46,409	49,490
Intangible assets, net	77,393	82,297
Goodwill	2,561	1,973
Deferred tax assets, net	6,612	6,608
Other assets	20,031	21,703
Total assets	$666,396	$608,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,429	$63,336
Accrued expenses and other liabilities	105,404	92,573
Income taxes payable	8,793	6,416
Current portion of borrowings and capital lease obligations	4,993	4,772
Total current liabilities	192,619	167,097
Long-term income tax payable	4,810	4,547
Long-term borrowings and capital lease obligations	329	1,627
Other liabilities	13,606	13,120
Total liabilities	211,364	186,391
Commitments and contingencies:
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,000 and $203,000 as of June 30, 2016 and December 31, 2015, respectively	177,244	175,657
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 93,760,311 and 73,481,889 shares issued and outstanding, respectively, as of June 30, 2016 and 93,101,007 and 72,851,418 shares issued and outstanding, respectively, as of December 31, 2015	95	94
Treasury stock, at cost, 20,278,422 and 20,249,589 shares as of June 30, 2016 and December 31, 2015, respectively	(284,176)	(283,913)
Additional paid-in capital	359,554	353,241
Retained earnings	246,557	227,463
Accumulated other comprehensive loss	(44,242)	(50,913)
Total stockholders’ equity	277,788	245,972
Total liabilities and stockholders’ equity	$666,396	$608,020

The following tables summarize our total revenue by channel for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Change		Constant Currency Change (1)
	2016	2015	$	%	$	%
	(in thousands)
Wholesale:
Americas	$54,620	$65,250	$(10,630)	(16.3)%	$(9,845)	(15.1)%
Asia Pacific	74,640	92,824	(18,184)	(19.6)%	(19,692)	(21.2)%
Europe	36,192	30,807	5,385	17.5%	5,306	17.2%
Other businesses	225	327	(102)	(31.2)%	(104)	(31.8)%
Total wholesale	165,677	189,208	(23,531)	(12.4)%	(24,335)	(12.9)%
Retail:
Americas	57,786	58,309	(523)	(0.9)%	(397)	(0.7)%
Asia Pacific	41,319	45,898	(4,579)	(10.0)%	(4,498)	(9.8)%
Europe	13,950	14,522	(572)	(3.9)%	223	1.5%
Total retail	113,055	118,729	(5,674)	(4.8)%	(4,672)	(3.9)%
E-commerce:
Americas	22,691	19,560	3,131	16.0%	3,196	16.3%
Asia Pacific	14,887	10,835	4,052	37.4%	4,423	40.8%
Europe	7,518	7,339	179	2.4%	(17)	(0.2)%
Total e-commerce	45,096	37,734	7,362	19.5%	7,602	20.1%
Total revenues	$323,828	$345,671	$(21,843)	(6.3)%	$(21,405)	(6.2)%

Revenues:
Americas	$135,097	$143,119	$(8,022)	(5.6)%	$(7,046)	(4.9)%
Asia Pacific	130,846	149,557	(18,711)	(12.5)%	(19,767)	(13.2)%
Europe	57,660	52,668	4,992	9.5%	5,512	10.5%
Total segment revenues	323,603	345,344	(21,741)	(6.3)%	(21,301)	(6.2)%
Other businesses	225	327	(102)	(31.2)%	(104)	(31.8)%
Total consolidated revenues	$323,828	$345,671	$(21,843)	(6.3)%	$(21,405)	(6.2)%

(1)  Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

	Six Months Ended June 30,		Change		Constant Currency Change (1)
	2016	2015	$	%	$	%
	(in thousands)
Wholesale:
Americas	$128,775	$126,427	$2,348	1.9%	$5,258	4.2%
Asia Pacific	151,793	165,319	(13,526)	(8.2)%	(13,030)	(7.9)%
Europe	75,254	75,460	(206)	(0.3)%	695	0.9%
Other businesses	397	552	(155)	(28.1)%	(156)	(28.3)%
Total wholesale	356,219	367,758	(11,539)	(3.1)%	(7,233)	(2.0)%
Retail:
Americas	93,535	92,925	610	0.7%	843	0.9%
Asia Pacific	63,838	69,244	(5,406)	(7.8)%	(4,354)	(6.3)%
Europe	21,505	22,933	(1,428)	(6.2)%	(113)	(0.5)%
Total retail	178,878	185,102	(6,224)	(3.4)%	(3,624)	(2.0)%
E-commerce:
Americas	36,917	29,536	7,381	25.0%	7,531	25.5%
Asia Pacific	19,716	14,769	4,947	33.5%	5,496	37.2%
Europe	11,238	10,699	539	5.0%	489	4.6%
Total e-commerce	67,871	55,004	12,867	23.4%	13,516	24.6%
Total revenues	$602,968	$607,864	$(4,896)	(0.8)%	$2,659	0.4%

Revenues:
Americas	$259,227	$248,888	$10,339	4.2%	$13,632	5.5%
Asia Pacific	235,347	249,332	(13,985)	(5.6)%	(11,888)	(4.8)%
Europe	107,997	109,092	(1,095)	(1.0)%	1,071	1.0%
Total segment revenues	602,571	607,312	(4,741)	(0.8)%	2,815	0.5%
Other businesses	397	552	(155)	(28.1)%	(156)	(28.3)%
Total consolidated revenues	$602,968	$607,864	$(4,896)	(0.8)%	$2,659	0.4%

(1) Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS

(UNAUDITED)

	March 31, 2016	Opened		Closed	June 30, 2016
Company-operated retail locations
Type
Kiosk/store in store	97	7		1	103
Retail stores	265	9		21	253
Outlet stores	188	15		1	202
Total	550	31		23	558
Operating segment
Americas	196	2		3	195
Asia Pacific	254	22		18	258
Europe	100	7	(1)	2	105
Total	550	31		23	558

	December 31, 2015	Opened		Closed	June 30, 2016
Company-operated retail locations
Type
Kiosk/store in store	98	9		4	103
Retail stores	275	10		32	253
Outlet stores	186	18		2	202
Total	559	37		38	558
Operating segment
Americas	196	3		4	195
Asia Pacific	261	27		30	258
Europe	102	7	(1)	4	105
Total	559	37		38	558

(1)  Includes retail locations acquired in Austria on March 31, 2016 as revenue associated with those locations began to be recognized in the three months ended June 30, 2016.

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES

RETAIL AND DIRECT TO CONSUMER

(UNAUDITED)

	Constant Currency (2)	Constant Currency (2)
	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015
Comparable store sales (retail only) (1)
Americas	(2.5)%	(3.4)%
Asia Pacific	(6.8)%	(9.4)%
Europe	1.8%	0.3%
Global	(3.4)%	(5.1)%

	Constant Currency (2)	Constant Currency (2)
	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015
Direct to Consumer comparable store sales (includes retail and e-commerce) (1)
Americas	2.4%	4.1%
Asia Pacific	4.3%	(0.6)%
Europe	1.6%	8.6%
Global	2.9%	3.2%

	Constant Currency (2)	Constant Currency (2)
	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
Comparable store sales (retail only) (1)
Americas	(0.5)%	(4.3)%
Asia Pacific	(3.7)%	(9.4)%
Europe	3.9%	2.3%
Global	(1.0)%	(5.2)%

	Constant Currency (2)	Constant Currency (2)
	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
Direct to Consumer comparable store sales (includes retail and e-commerce) (1)
Americas	5.9%	0.9%
Asia Pacific	4.8%	(2.3)%
Europe	4.4%	6.2%
Global	5.4%	0.7%

(1) Comparable store status is determined on a monthly basis. Comparable store sales includes the revenue of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenue is based on same site sales period over period.

(2) Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.